Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of CPI International, Inc., a Delaware corporation (“CPI International”), whose signature appears below constitutes and appoints O. Joe Caldarelli and Joel A. Littman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power and authority to each of them to act without the other and with full power of substitution and re-substitution in the name and on behalf of the undersigned in any and all capacities stated below: (1) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-8, or any other form for which CPI International is eligible, together with the exhibits thereto, and any and all amendments and supplements to such Registration Statements, including post-effective amendments and supplements (which amendments and supplements may make such changes in such Registration Statements as any such attorney-in-fact may deem appropriate), for the registration under the Securities Act of 1933, as amended, of shares of CPI International’s common stock, $0.01 par value per share, (i) issuable upon the exercise of stock options granted under CPI International’s 2000 Stock Option Plan and 2004 Stock Incentive Plan and/or awards granted or available for grant pursuant to CPI International’s 2006 Equity and Performance Incentive Plan and/or (ii) issued or issuable pursuant to CPI International’s 2006 Employee Stock Purchase Plan; and (2) to take any and all actions and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ O. Joe Caldarelli	Chief Executive Officer	April 27, 2006
O. Joe Caldarelli	and Director
(Principal Executive Officer)

/s/ Joel A. Littman	Chief Financial Officer,	April 27, 2006
Joel A. Littman	Treasurer and Secretary
(Principal Financial and
Accounting Officer)

/s/ Michael Targoff	Chairman of the Board	April 27, 2006
Michael Targoff	of Directors

/s/ Michael F. Finley	Director	April 27, 2006
Michael F. Finley

/s/ Jeffrey P. Hughes	Director	April 27, 2006
Jeffrey P. Hughes

/s/ Chris Toffales	Director	April 27, 2006
Chris Toffales

/s/ William P. Rutledge	Director	April 27, 2006
William P. Rutledge